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                                                                     EXHIBIT 4.3

                          SECOND SUPPLEMENTAL INDENTURE

                          dated as of October 23, 2001

                                       to

                                 TRUST INDENTURE

                           dated as of January 1, 1993

                                     and the

                          FIRST SUPPLEMENTAL INDENTURE

                           dated as of January 1, 1993

                                      among

                     SITHE/INDEPENDENCE FUNDING CORPORATION

                     SITHE/INDEPENDENCE POWER PARTNERS, L.P.

                                       and

                          THE BANK OF NEW YORK, Trustee

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          SECOND SUPPLEMENTAL INDENTURE, dated as of October 23, 2001 to the
Trust Indenture, dated as of January 1, 1993 (the "Original Indenture"), and the First Supplemental Indenture, dated as of January 1, 1993 (the "First Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), each among SITHE/INDEPENDENCE FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, the "Company"), its executive office and mailing address being 335 Madison Avenue, 28th Floor, New York, New York 10017, SITHE/INDEPENDENCE POWER PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), its executive office and mailing address being at 335 Madison Avenue, 28th Floor, New York, New York 10017 and THE BANK OF NEW YORK, a New York banking corporation (as successor in interest to IBJ Schroder Bank & Trust Company) (the "Trustee"), its corporate trust and mailing office being at 101 Barclay Street, Floor 21W, New York, New York 10286.

          WHEREAS, the Company, the Partnership and the Trustee have heretofore executed and delivered the Indenture to provide for the issuance of six separate series of the Company's Bonds, issued in the designation and form and with the terms and provisions set forth therein;

          WHEREAS, Section 13.1(h) of the Indenture provides that the Company, the Partnership and the Trustee may enter into indentures supplemental to the Indenture for the purpose of changing or eliminating any provision of the Indenture, subject to the limitations contained therein;

          WHEREAS, the Company desires to amend the terms and provisions of the Indenture as set forth herein and has requested the Trustee and the Partnership to enter into this Second Supplemental Indenture for the purpose of amending the terms and provisions of the Indenture;

          WHEREAS, all action on the part of the Company necessary to authorize the amendment of the terms and provisions of the Indenture pursuant to this Second Supplemental Indenture has been duly taken;

          WHEREAS, the Company and the Partnership have each certified to the Trustee that the changes to or elimination of the terms and provisions of the Indenture contemplated by this Second Supplemental Indenture do not adversely affect the interests of the Holders of Bonds of any series; and

          WHEREAS, all acts and things necessary to make this Second Supplemental Indenture a legal, valid and binding obligation of the Company according to its terms, have been done and performed, and the execution and delivery of this Second Supplemental Indenture has in all respects been duly authorized, and the Company, in the exercise of the legal right and power vested in it, executes this Second Supplemental Indenture.

          NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

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          That, in order to amend the terms and provisions of the Indenture, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 DEFINITIONS.

          The following terms shall have the meanings specified below unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

          "DYNEGY" means Dynegy Power Marketing, Inc., a Texas corporation, and its successors and permitted assigns under the Tolling Agreements.

          "NYISO PROCEEDS" means, with respect to any month, the moneys received by the Partnership from the New York Independent System Operator, Inc. in exchange for the sale of electric energy and provision of ancillary services by the Partnership and Dynegy into the market administered by the New York Independent System Operator, Inc. during the immediately preceding month.

          "SPECIAL NYISO DISTRIBUTION DATE" means, with respect to any month, the day falling five (5) calendar days after the date on which the NYISO Proceeds for such month are deposited in the Project Revenue Fund or, if such day is not a Business Day, the next preceding Business Day.

          "TOLLING AGREEMENTS" means (i) that certain Tolling Agreement dated as of July 1, 2001 between Dynegy and the Partnership and (ii) that certain electricity swap governed by the 1992 ISDA Master Agreement (Multicurrency-Cross Border) and dated as of July 1, 2001 between Dynegy and the Partnership, as modified by the Schedule dated as of July 1, 2001 between Dynegy and the Partnership, collectively.

                                   ARTICLE II

                            FUNDS AND PROJECT REVENUE

     SECTION 2.1 PROJECT REVENUE FUND.

          The parties agree that Section 4.9(a) of the Indenture shall be amended by inserting the following at the end of the paragraph:

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     "Upon the deposit thereof into the Project Revenue Fund of any NYISO
     Proceeds, the Trustee shall segregate such proceeds from any other amounts on deposit in the Project Revenue Fund for application by the Trustee in accordance with Section 4.9(e). If, after any application of NYISO Proceeds by the Trustee in accordance with Section 4.9(e), any NYISO Proceeds segregated pursuant to this Section 4.9(a) remain in the Project Revenue Fund, such remaining NYISO Proceeds shall be applied by the Trustee in accordance with Section 4.9(b)."

     SECTION 2.2 APPLICATION OF PROJECT REVENUES.

          The parties agree that Section 4.9(b)(ii) of the Indenture shall be deleted in its entirety, and the following shall be inserted in its place:

          "(ii) to the Partnership, or as directed by the Partnership in writing, the amount requisitioned in an Officers' Certificate of the Partnership, which certifies that such amount is the good faith estimate of the amounts payable during the month in which the Distribution Date occurs for Operating Expenses, less the aggregate of (A) the amounts to be transferred during such month to the Partnership or as directed by the Partnership pursuant to Section 4.9(e) and (B) the amounts previously transferred to the Partnership or as directed by the Partnership pursuant to Section 4.9(e) and this clause (ii) of this Section 4.9(b) that remain unspent;"

     SECTION 2.3 SPECIAL NYISO DISTRIBUTION DATE.

          The parties agree to insert the following new Section 4.9(e) immediately following Section 4.9(d) of the Indenture:

          "(e) On each Special NYISO Distribution Date, NYISO Proceeds, to the extent then available in the Project Revenue Fund, shall be transferred to the Partnership, or as directed by the Partnership in writing, in the amount requisitioned in an Officers' Certificate of the Partnership, which certifies that such amount is the good faith estimate of the exact amount payable to Dynegy under the Tolling Agreements during the month in which the Special NYISO Distribution Date occurs. Each such Officers' Certificate shall include a representation by the Partnership that, as of the relevant Special NYISO Distribution Date, no amounts are payable as principal of, interest on or fees or other charges in connection with the Credit Bank Working Capital Loan Agreement."

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                                   ARTICLE III

                                  MISCELLANEOUS

     SECTION 3.1 EXECUTION OF SECOND SUPPLEMENTAL INDENTURE.

          This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in Section 13.5 of the Indenture, this Second Supplement Indenture forms a part thereof.

     SECTION 3.2 CONCERNING THE TRUSTEE.

          The Trustee shall not be responsible in any manner for or with respect to the validity or sufficiency of this Second Supplemental Indenture, or the due execution hereof by the Company or the Partnership, or for or with respect to the recitals and statements contained herein, all of which recitals and statements are made solely by the Company and the Partnership.

     SECTION 3.3 COUNTERPARTS.

          This Second Supplemental Indenture may be executed in any number of counterparts, all of which when so executed shall constitute one and the same Second Supplemental Indenture and each of which shall be deemed to be an original.

     SECTION 3.4 GOVERNING LAW.

          THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

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          IN WITNESS WHEREOF, the parties have caused this Second Supplemental
Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                         SITHE/INDEPENDENCE FUNDING CORPORATION


                                         By: /s/  Martin B. Rosenberg
                                             -------------------------------
                                         Name:  Martin B. Rosenberg
                                         Title: Senior Vice President


                                         SITHE/INDEPENDENCE POWER PARTNERS, L.P.

                                         By:  SITHE/INDEPENDENCE, INC., its
                                                General Partner

                                         By: /s/  Martin B. Rosenberg
                                             -------------------------------
                                         Name:  Martin B. Rosenberg
                                         Title: Senior Vice President


                                         THE BANK OF NEW YORK, Trustee

                                         By: /s/  Mary Beth Lewicki
                                             -------------------------------
                                         Name:  Mary Beth Lewicki
                                         Title: Vice President

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